Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”), is made this 31, day of October, 2017, and is entered into by, between and among Elite Legacy Education, Inc. (f/k/a Tigrent Group Inc.), Rich Dad Education, LLC, and Tigrent Enterprises, Inc. (collectively “Plaintiffs”) and Cynergy Holdings, LLC, Bank of America, N.A., BA Merchant Services, LLC, BMO Harris Bank, N.A., and Moneris Solutions, Inc. (each a “Defendant” and collectively “Defendants”) (each a “Party” and together, the “Parties”). The Effective Date of this Agreement shall be the latest of the calendar dates on the signature page(s) of this Agreement after the Agreement is signed by all Parties.

In consideration of the covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

RECITALS

A.       Plaintiffs and Defendants are parties to a lawsuit pending in the Supreme Court of the State of New York, County of Queens, titled Tigrent Group Inc. et al. v. Cynergy Holdings, LLC, et al., No. 703951/2013 and the Supreme Court of the State of New York, Appellate Division, Second Department, Docket Nos. 2016-6009 and 2016-6012 (“Action”).

B.       To avoid the time and expense of litigation, and without any admission of liability or fault, the Parties agree to settle the Action on the terms and conditions set forth below.

TERMS AND CONDITIONS

1.0       PAYMENT AND DISMISSAL OF THE ACTION

1.1       Payment. In full and final resolution and satisfaction of all of the actual or potential claims that Plaintiffs asserted against Defendants in the Action, or could have asserted against Defendants in the Action, Defendants shall pay $5 Million Dollars ($5,000,000) (the “Settlement Amount”) to Legacy Education Alliance Holdings, Inc., as Plaintiffs’ designee to receive the Settlement Amount, not later than seven (7) business days after the Effective Date by check or wire transfer to an account to be specified by Plaintiffs. With respect to the payment of the Settlement Amount or any portion thereof by check, such payment shall not be complete unless and until such check clears and the funds are received by Plaintiffs’ designee.

1.2       Dismissal. Not later than seven (7) days after the Settlement Amount is paid to Plaintiffs, Defendants shall file a Stipulation of Dismissal with Prejudice in the form attached as Exhibit A (“Stipulation”) to (i) effect dismissal of the Action with prejudice, with each Party to bear its own attorneys’ fees and costs; and (ii) authorize the Court in the Action to retain jurisdiction to enforce this Agreement. Not later than seven (7) days after the Settlement Amount is paid to Plaintiffs, Defendants shall file a Stipulation of Withdrawal of Appeals in the form attached as Exhibit B to effect the withdrawal and/or dismissal of Appeal Nos. 2016.6009 and 2016.6012 pending in the Appellate Division, Second Department.

1.3       No Admission of Liability. Each Party expressly denies any liability or wrongdoing, and nothing in this Agreement constitutes an admission by any Party regarding any claim or defense. The Parties agree that neither the existence of this Agreement nor the terms of this Agreement shall be used in any manner by a Party in any future action or proceeding as evidence of the rights, duties, or obligations of any Party, except in an action to enforce the terms of this Agreement or as otherwise provided in this Agreement.

1.4       Parties to Bear Own Costs and Fees. Each Party shall bear its own costs and attorneys’ fees incurred in the Action.

2.0       RELEASE

2.1       Release Of Defendants. Other than for breaches of this Agreement, and except as reserved in Section 2.6 below, Plaintiffs irrevocably release and forever discharge Defendants and each of their respective officers, directors, employees, shareholders, independent contractors, agents, members, predecessors, successors, subsidiaries, affiliates, assigns, and attorneys from all claims, counterclaims, answers, cross-claims, any judicial, administrative or other proceedings of any kind in any jurisdiction, actions, causes of action, costs, damages, debts, reserves, demands, expenses, liabilities, losses, obligations, proceedings, and suits of every kind and nature, liquidated or unliquidated, fixed or contingent, in law, equity, or otherwise, whether asserted or unasserted, whether presently known or unknown, whether anticipated or unanticipated, and whether direct or derivative, that Plaintiffs ever had, now have or hereafter may acquire against Defendants, whether known or unknown, on account of any action, inaction, matter, thing, or event, that occurred or failed to occur at any time in the past, from the beginning of time through and including the Effective Date, arising out of or related to the Action, the facts underlying the Action and all claims alleged or that could have been alleged in the Action.

2.2       Release Of Plaintiffs. Other than for breaches of this Agreement, and except as reserved in Section 2.6 below, Defendants irrevocably release and forever discharge Plaintiffs and each of their respective officers, directors, employees, shareholders, independent contractors, agents, members, predecessors, successors, subsidiaries, affiliates, assigns, and attorneys from all claims, counterclaims, answers, cross-claims, any judicial, administrative or other proceedings of any kind in any jurisdiction, actions, causes of action, costs, damages, debts, demands, expenses, liabilities, losses, obligations, proceedings, and suits of every kind and nature, liquidated or unliquidated, fixed or contingent, in law, equity, or otherwise, whether asserted or unasserted, whether presently known or unknown, whether anticipated or unanticipated, and whether direct or derivative, that Defendants ever had, now have or hereafter may acquire against Plaintiffs, whether known or unknown, on account of any action, inaction, matter, thing, or event, that occurred or failed to occur at any time in the past, from the beginning of time through and including the Effective Date, arising out of or related to the Action and all claims alleged by Plaintiffs in the Action.

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2.3       Third-Party Beneficiaries. The third parties being released in Paragraphs 2.1 and 2.2 are expressly agreed to be third-party beneficiaries of this Agreement.

2.4       Waiver of Statutory Provisions. The Parties understand and assume the risk that, after the execution of this Agreement, they may suffer material injury, loss, damage, costs, attorneys’ fees, or expenses that are related to the released claims, or that are unknown and unanticipated at the time this Agreement was executed. The Parties expressly waive any statutory provision or common law rule that provides that a release does not extend to claims that the Party does not know or expect to exist at the time of executing the release, which if known by it, would have materially affected the settlement. In particular, each Party expressly waives the provisions of California Civil Code Section 1542 (and any other law of similar effect in any jurisdiction), which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

2.5       No Assignment of Claims. Each Party represents and warrants that it owns all right, title, and interest in every claim that it purports to release, and that it has not sold, assigned, transferred, hypothecated, pledged, encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any of those claims.

2.6       Reservation of Claims. Nothing contained in this Agreement shall constitute a release by any Party of any claims, counterclaims, answers, cross-claims, any judicial, administrative or other proceedings of any kind in any jurisdiction, actions, causes of action, costs, damages, debts, demands, expenses, liabilities, losses, obligations, proceedings, and suits of every kind and nature, liquidated or unliquidated, fixed or contingent, in law, equity, or otherwise, whether asserted or unasserted, whether presently known or unknown, whether anticipated or unanticipated, and whether direct or derivative such Party has or may have against Process America, Inc., Keith Phillips, Kim Ricketts, or Craig Rickard (collectively, “Process America Claims”) all of which Process America Claims are hereby expressly reserved.

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3.0       GENERAL PROVISIONS

3.1       Jurisdiction and Governing Law. The Parties agree that the Supreme Court of the State of New York, County of Queens shall retain jurisdiction to enforce this Agreement. Each Party consents to the personal jurisdiction of that Court for such purposes. This Agreement shall be interpreted in accordance with the laws of the State of New York, without giving effect to the choice-of-law rules of the State of New York.

3.2       Mistake. In entering and making this Agreement, the Parties assume the risk of any mistake of fact or law, and any such mistakes shall not be grounds for seeking rescission or otherwise attacking the validity of this Agreement. This Agreement is final and binding on the Parties regardless of any mistake of fact or law.

3.3       Entire Agreement. This Agreement constitutes the entire understanding and agreement between Plaintiffs, on the one hand, and Defendants, on the other hand, with respect to the subject matter of this Agreement and, as such, supersedes any prior understandings, agreements, representations, warranties, promises or covenants between Plaintiffs and Defendants, written or oral. The express terms of this Agreement control and supersede any course of performance or usage of the trade that may be inconsistent with any of the terms contained in this Agreement. This Agreement shall not be amended, modified, altered or otherwise changed, except in writing, signed by all Parties hereto, and expressly stating that it is an amendment of this Agreement.

3.4       No Waiver. Any failure to enforce any of the terms and/or conditions of this Agreement by any Party shall not constitute a waiver of such Party’s right(s) to assert any of the terms and/or conditions of this Agreement, including any term or condition that such Party failed to enforce.

3.5       Severability. The Parties understand and agree that in the event that any provision of this Agreement is declared by any court, arbitrator or administrative agency of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this Agreement, which shall be fully severable, and given full force and effect.

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3.6       Successors, Assigns and Beneficiaries. This Agreement shall be binding on and inure to the benefit of the Parties and their respective parents, affiliates, subsidiaries, officers, directors, partners, employees, heirs, conservators, successors, devisees, and assigns.

3.7       Authority. Each person signing this Agreement represents and warrants that he or she is authorized to execute this Agreement on behalf of the Party for whom he or she signs.

3.8       Further Acts. The Parties agree to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out this Agreement.

3.9       Representation By Counsel. The Parties represent that they have been represented by counsel in the negotiation and execution of this Agreement.

3.10     No Rule of Strict Construction. The headings of this Agreement are intended for convenience only, and shall not affect the interpretation of its provisions. This Agreement shall be construed as jointly drafted and shall not be construed against a Party on the ground that the Party drafted this Agreement.

3.11     Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one Agreement. Electronic signatures shall be treated as originals.

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IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement effective as of the Effective Date.

Elite Legacy Education, Inc.,	Rich Dad Education, LLC
f/k/a Tigrent Group Inc.

/s/ James E. May	/s/ James E. May
Signature	Signature

James E. May	James E. May
Printed Name	Printed Name

Exec. VP & Gen. Counsel	Exec. VP & Gen. Counsel
Title	Title

10/25/17	10/25/17
Date	Date

Tigrent Enterprises, Inc.

/s/ James E. May

Signature

James E. May

Printed Name

Exec. VP & Gen. Counsel

Title

10/25/17

Date

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Cynergy Holdings, LLC	BMO Harris Bank, N.A.

/s/ John V. Priore	/s/ Megan S.Webster
Signature	Signature

John V. Priore	Megan S. Webster
Printed Name	Printed Name

President & CEO	Associate General Counsel & Vice President
Title	Title

10/25/17	October 25, 2017
Date	Date

Moneris Solutions, Inc.

/s/ Bryan A. Jacobs

Signature

Bryan A. Jacobs

Printed Name

Assistant Secretary

Title

10/30/17

Date

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Bank of America, N.A.	BA Merchant Services, LLC

/s/ James Ciccone	/s/ JoAnn Carlton
Signature	Signature

James Ciccone	JoAnn Carlton
Printed Name	Printed Name

Associate General Counsel	EVP
Title	Title

October 25, 2017	10/30/17
Date	Date

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EXHIBIT A

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF QUEENS

TIGRENT GROUP INC., RICH DAD EDUCATION, LLC, and TIGRENT ENTERPRISES INC.,

Plaintiffs,

v.

CYNERGY HOLDINGS, LLC, BANK OF AMERICA, N.A., BA MERCHANT SERVICES, LLC, BMO HARRIS BANK, N.A., and MONERIS SOLUTIONS, INC.

Defendants.

Index No. 703951/2013 Assigned to Honorable Marguerite A. Grays

STIPULATION OF DISMISSAL WITH PREJUDICE

The parties have resolved their dispute and jointly stipulate to the entry of an order dismissing this action with prejudice. The parties agree that each shall bear its own attorneys’ fees and expenses. The parties request that this Court retain jurisdiction to enforce the Settlement Agreement between the parties.

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[PROPOSED] ORDER OF DISMISSAL

Pursuant to stipulation of the parties, the Court dismisses this action with prejudice. Each party shall bear its own attorneys’ fees and expenses. This Court shall retain jurisdiction to enforce the Settlement Agreement between the parties.

SO ORDERED this ___ day of _____________________, 2017.

Honorable Marguerite A. Grays

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EXHIBIT B

SUPREME COURT OF THE STATE OF NEW YORK

APPELLATE DIVISION: SECOND JUDICIAL DEPARTMENT

Tigrent Group Inc.,	:
Rich Dad Education, LLC and	:
Tigrent Enterprises, Inc.,	: Appellate Division Docket No. 2016.6009

Plaintiffs-Respondents,	:

- against –	: Supreme Court Index No. 703951/2013

Cynergy Holdings, LLC,	:
BMO Harris Bank, N.A., and	: STIPULATION OF WITHDRAWAL
Moneris Solutions, Inc.,	: OF APPEAL

Defendants-Respondents,	:

Bank of America, N.A. and	:
BA Merchant Services, LLC,	:

Defendants-Appellants.	:

Tigrent Group Inc.,	:
Rich Dad Education, LLC and	:
Tigrent Enterprises, Inc.,	: Appellate Division Docket No. 2016.6012

Plaintiffs-Respondents,	:

- against –	: Supreme Court Index No. 703951/2013

Cynergy Holdings, LLC,	:
BMO Harris Bank, N.A., and	: STIPULATION OF WITHDRAWAL
Moneris Solutions, Inc.,	: OF APPEAL

Defendants-Appellants,	:

Bank of America, N.A. and	:
BA Merchant Services, LLC,	:

Defendants-Respondents.	:
:

The attorneys for the parties to the above-captioned appeals do hereby jointly stipulate to the withdrawal of said appeals without costs or disbursements to any party.

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Park Jensen Bennett LLP	Fox Rothschild LLP

By:	By:
Steven Bennett, Esq.	David H. Colvin, Esq.
40 Wall Street, 41st Fl.	2000 Market Street, 20th Fl.
New York, NY 10005	Philadelphia, PA 19103

Attorneys for Plaintiffs-	Attorneys for Defendants-Appellants
Respondents	Bank of America, N.A. and
BA Merchant Services, LLC

Perkins Coie LLP

By:
Howard R. Cabot, Esq.
30 Rockefeller Plaza
22nd Floor
New York, NY 10112

Attorneys for Defendants-Appellants
Cynergy Holdings, LLC, BMO Harris Bank, N.A., and Moneris Solutions, Inc.

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